As filed with the Securities and Exchange Commission on February 4, 2002
                                                          Registration No. 333-

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.  20549
                                 --------------------

                                       FORM S-8
                                REGISTRATION STATEMENT
                                         UNDER
                              THE SECURITIES ACT OF 1933
                                 --------------------

                                 Erie Indemnity Company
                        ---------------------------------------
                (Exact Name of Registrant As Specified in Its Charter)

         Pennsylvania                                 25-0466020
 ---------------------------------         ------------------------------------
  (State or Other Jurisdiction of          (I.R.S. Employer Identification No.)
   Incorporation or Organization)

   100 Erie Insurance Place
      Erie, Pennsylvania                                   16530
 ---------------------------------------                 ---------
 (Address of Principal Executive Offices)                (Zip Code)


                              --------------------

                             ERIE INDEMNITY COMPANY
                            LONG-TERM INCENTIVE PLAN
                            ------------------------
                              (Full Title of Plan)
                              --------------------

                           Jan R. Van Gorder, Esquire
                        Senior Executive Vice President,
                          Secretary and General Counsel
                             Erie Indemnity Company
                            100 Erie Insurance Place
                            Erie, Pennsylvania  16530
                       -----------------------------------
                     (Name and Address of Agent for Service)

                                 (814) 870-2000
                   ------------------------------------------
                     (Telephone Number, Including Area Code,
                              of Agent for Service)
                              --------------------

                                    Copy to:
                          Frederick W. Dreher, Esquire
                                Duane Morris LLP
                             4200 One Liberty Place
                     Philadelphia, Pennsylvania  19103-7396
                                (215) 979-1234



                                           CALCULATION OF REGISTRATION FEE
======================== ====================== ====================== ====================== ======================
                                                      Proposed               Proposed
 Title of Securities         Amount To Be         Maximum Offering       Maximum Aggregate          Amount of
  To Be Registered           Registered(1)       Price Per Share(2)      Offering Price(2)      Registration Fee
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
Class A                      95,735 shares            $38.32                 $3,668,565.20            $338
Common Stock,
no par value
======================== ====================== ====================== ====================== ======================

(1) This registration statement registers additional shares of Class A Common Stock of Registrant to be offered and sold under Registrant's Long-Term Incentive Plan (the "Plan"). This registration statement also registers such additional shares as may be required to be distributed under the Plan in the event of a stock dividend, reverse stock split, split-up, reclassification or other similar event.

(2) Pursuant to paragraph (h) of Rule 457, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been computed on the basis of $38.32 per share, the average of the high and low prices of the Class A Common Stock of Registrant on The Nasdaq National Market on January 29, 2002.


Introductory Statement Pursuant to General Instruction E to Form S-8

    The shares being registered hereunder constitute an additional 95,735 shares of Class A Common Stock of Erie Indemnity Company (the "Company") for distribution under the Erie Indemnity Company Long-Term Incentive Plan (the "Plan"). On January 5, 2001, the Company previously registered 32,449 shares of Class A Common Stock of the Company for offer and sale under the Plan under the Securities Act of 1933 on Registration Statement No. 333-53318 on Form S-8. Pursuant to General Instruction E to Form S-8, with respect to the registration of additional securities hereunder for distribution under the Plan, the contents of the Company's Registration Statement No. 333-53318 are incorporated herein by reference.

                                  PART II

               INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following material is incorporated herein by reference:

         (a) The Annual Report on Form 10-K of Erie Indemnity Company (the "Company") for the fiscal year ended December 31, 2000 as filed by the Company with the Securities and Exchange Commission (the "Commission") on March 23, 2001, as amended on Form 10-K /A as filed by the Company with the Commission on April 2, 2001;

         (b) The Company's Form 10-Q Report for the quarter ended March 31, 2001 as filed by the Company with the Commission on April 19, 2001, as amended on Form 10-Q/A as filed by the Company with the Commission on April 20, 2001;

         (c) The Company's Form 10-Q Report for the quarter ended June 30, 2001 as filed by the Company with the Commission on July 19, 2001;

         (d) The Company's Form 10-Q Report for the quarter ended September 30, 2001 as filed by the Company with the Commission on October 24, 2001;

         (e) The Company's Form 8-K Current Report as filed by the Company with the Commission on December 12, 2001;

         (f) The Company's Form 8-K Current Report as filed by the Company with the Commission on January 23, 2002; and

         (g) The description of the Company's Class A Common Stock set forth in the Company's Form 10/A Registration Statement (Registration No. 0-24000) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), filed with the Commission on August 4, 1994 including any amendment or report filed for the purpose of updating such description.

         All reports or other documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration
Statement, in each case filed by the Company prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated herein by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits.

4.1 Erie Indemnity Company Long-Term Incentive Plan. (Incorporated by reference to the like-titled exhibit to the Company's Form 10-K Annual Report for the year ended December 31, 1997 that was filed with the Commission on March 25, 1998.)

5.1       Opinion of Duane Morris LLP.

23.1 Consent of Duane Morris LLP (included in their opinion filed as Exhibit 5.1).

23.2      Consent of Malin, Bergquist & Company, LLP.

24        Power of Attorney (included on the signature pages hereto).

                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Erie, Pennsylvania on January 31, 2002.

                                            ERIE INDEMNITY COMPANY

                                            By:/s/ Jan R. Van Gorder
                                               ---------------------
                                               Jan R. Van Gorder,
                                               Senior Executive Vice President,
                                               General Counsel and Secretary

     Know all men by these presents, that each person whose signature appears below constitutes and appoints Jan R. Van Gorder as such person's true and lawful attorney-in-fact and agent, with full power of substitution, for such person, and in such person's name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



        Signature                                       Title                         Date
--------------------------                  --------------------------------    ----------------
/s/ Jan R. Van Gorder                       Senior Executive Vice President,    January 31, 2002
--------------------------                  General Counsel,
Jan R. Van Gorder                           Secretary and Director
                                            (principal executive officer)


/s/ Philip A. Garcia                        Executive Vice President            January 31, 2002
--------------------------                  and Chief Financial Officer
Philip A. Garcia                            (principal financial officer)


/s/ Timothy G. NeCastro                     Senior Vice President               January 31, 2002
--------------------------                  and Controller
Timothy G. NeCastro                         (principal accounting officer)


/s/ Stephen A. Milne                        Director                            January 31, 2002
--------------------------
Stephen A. Milne

/s/ Samuel P. Black, III                    Director                            January 23, 2002
--------------------------
Samuel P. Black, III


/s/ J. Ralph Borneman, Jr.                  Director                            January 31, 2002
--------------------------
J. Ralph Borneman, Jr.



        Signature                                       Title                         Date
--------------------------                  --------------------------------    ----------------
/s/ Partricia Garrison-Corbin               Director                            January 31, 2002
-----------------------------
Patricia Garrison-Corbin


/s/ Susan Hirt Hagen                        Director                            January 27, 2002
-----------------------------
Susan Hirt Hagen


/s/ F. William Hirt                         Director                            January 23, 2002
------------------------------
F. William Hirt


                                            Director                            January   , 2002
-----------------------------
Samuel P. Katz


                                            Director                            January   , 2002
-----------------------------
Claude C. Lilly, III


                                            Director                            January   , 2002
-----------------------------
Henry N. Nassau


/s/ John M. Petersen                        Director                            January 31, 2002
-----------------------------
John M. Petersen


/s/ Robert C. Wilburn                       Director                            January 31, 2002
-----------------------------
Robert C. Wilburn


                                      EXHIBIT INDEX

                        (Pursuant to Item 601 of Regulation S-K)


Exhibit No.                         Exhibit                                        Reference
4.1               Erie Indemnity Company Long-Term Incentive Plan.                   *

5.1               Opinion of Duane Morris LLP.                                  Filed herewith

23.1 Consent of Duane Morris LLP (included in their opinion filed as Exhibit 5.1).

23.2              Consent of Malin, Bergquist & Company, LLP.                   Filed herewith

24                Power of Attorney (see page II-3 of this Registration
                  Statement).

--------------------------

*         Incorporated   by   reference  to  the   like-titled  exhibit  to  the
          Company's Form 10-K Annual Report for the year ended December 31, 1997 that was filed with the Commission on March 25, 1998.
